SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BTHC X, INC.

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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BTHC X, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

March 20, 2017

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.001 per share (the “Common Stock”), of BTHC X, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our” or similar terminology), as of March 10, 2017 (the “Record Date”). The purpose of the Information Statement is to notify the Company’s stockholders that, on March 7, 2017, the Company’s board of directors (the “Board”) took action by written consent to approve the amendment and restatement of the Company’s certificate of incorporation (the “Amended and Restated Certificate”) and, on March 7, 2017, in lieu of a meeting of the Company’s stockholders, and pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), iOra Software Limited (“iOra”) and Lexalytics, Inc. (“Lexalytics”) (iOra and Lexalytics collectively referred to as the “Voting Stockholders”), as the holders of 62.4% of our voting securities, approved, by written consent, the Amended and Restated Certificate of Incorporation, to effect the following changes:

1.	To change the Company’s name from BTHC X, Inc. to Axtra Technologies, Inc.;
2.	To increase the number of authorized shares of Common Stock from 40,000,000 shares to 450,000,000 shares to allow for the automatic conversion of the company’s Series A Convertible Preferred Stock;
3.	To effect a 41.713809523810-for-one reverse split of our Common Stock and simultaneously decrease the number of authorized shares of Common Stock from 450,000,000 shares to 100,000,000 shares; and
4.	To add provisions to further clarify and define the powers of the Company and of its directors and stockholders, including adding provisions to limit the liability of the officers and directors and allow for indemnification of the officers and directors to the maximum extent permitted under the DGCL.

This Notice of Stockholder Action by Written Consent shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Information Statement constitutes further notice to you of the aforementioned corporate actions to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the actions taken by the Voting Stockholders, including with respect to the approval of the Amended and Restated Certificate of Incorporation. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders who collectively hold a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about March 20, 2017. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was March 10, 2017.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Mark Thompson
Name: Mark Thompson
Title: Chairman of the Board of Directors, President and Chief Executive Officer

BTHC X, INC.

1st Floor, Chapel House

1-3 Chapel Street, Guildford

Surrey GU1 3UC

England

+44 (0) 1483 443000

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of BTHC X, Inc. (the “Company,” “we,” “us,” “our” or similar terminology) in connection with the actions to be taken by us as a result of a written consent in lieu of a meeting of the Company’s Board of Directors (the “Board”), dated March 7, 2017, and a written consent in lieu of a meeting of a majority of the Company’s stockholders, dated March 7, 2017, respectively, pursuant to Sections 141(f), 228 and 242 of the Delaware General Corporation Law (the “DGCL”).

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of March 10, 2017 (the “Record Date”), to inform our stockholders that each of our Board of Directors and iOra Software Limited (“iOra”) and Lexalytics, Inc. (“Lexalytics”) (iOra and Lexalytics are collectively referred to as the “Voting Stockholders”), as the holders of approximately 62.4% of our voting securities, have approved, by written consent, an amendment and restatement of our Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), to take the following actions:

1.	To change the Company’s name from BTHC X, Inc. to Axtra Technologies, Inc. (the “Name Change Proposal”);
2.	To increase the number of authorized shares of Common Stock from 40,000,000 shares to 450,000,000 shares to allow for the automatic conversion of the company’s Series A Convertible Preferred Stock into shares of Common Stock (the “Increase in Authorized Proposal”);
3.	To effect a 41.713809523810-for-one reverse split (the “Reverse Split”) of our Common Stock and simultaneously reduce the number of shares of authorized Common Stock from 450,000,000,000 to 100,000,000 (the “Reverse Split and Reduction in Authorized Shares Proposal”); and
4.	To add provisions to further clarify and define the powers of the Company and of its directors and stockholders, including adding provisions to limit the liability of the officers and directors and allow for indemnification of the officers and directors to the maximum extent permitted under the DGCL (the “Corporate Governance Proposal”).

The above actions together will be referred to hereafter as the “Corporate Actions.”

The above Corporate Actions are necessary to allow us to comply with the terms of the contribution agreement, dated December 31, 2016 and which closed on February 13, 2017, by and between the Company, iOra Software Limited (“iOra”) and its shareholders, and George Syllantavos, as the Company’s representative, pursuant to which iOra’s shareholders contributed all of their ownership interests in iOra to the Company in exchange for 6,323,510 shares of Series A Convertible Preferred Stock and the right to acquire an additional 2,966,531 shares of Series A Convertible Preferred Stock subject to the combined Company achieving certain earn out targets during fiscal year 2017. Pursuant to the terms of the Contribution Agreement, each share of Series A Convertible Preferred Stock will automatically convert (the “Conversion”) into 41.129815535 shares of Common Stock upon the Company increasing its number of authorized shares of Common Stock to 450,000,000 shares. Following the Conversion, and pursuant to the terms of the Contribution Agreement, the shares of Common Stock must be split in a 41.713809523810-for-one reverse split so as to allow the Company to reduce the number of shares of Common stock issued and outstanding.

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In addition to the above actions, a majority of the Company’s stockholders desire to update the Company’s charter to better protect its officers and directors to the full extent allowed under the DGCL by further defining the indemnification and hold harmless provisions of the Company’s certificate of incorporation.

This Information Statement is being sent to you to notify you of the Corporate Action being taken and shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.

The ability to proceed without a special meeting of the stockholders to approve, adopt and/or ratify the Corporate Action is authorized by Sections 228 and 242 of the DGCL which provides that, unless otherwise provided in our Certificate of Incorporation, actions required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Certificate of Incorporation does not contain any provisions contrary to the provisions of Sections 228 and 242 of the DGCL. Thus, to eliminate the cost and time involved in holding a meeting, and in order to take the Corporate Action as described in this Information Statement, certain of our stockholders representing in excess of 50% of the voting stock executed and delivered the written consent to us.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about March 20, 2017.

As of the Record Date, there were 5,839,933 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. In addition, as of the Record Date, there were 10,000,000 shares of our Series A Convertible Preferred Stock issued and outstanding and entitled to notice of and to vote on matters presented to stockholders. (The Common Stock and Series A Convertible Preferred Stock are referred to herein as the “Voting Stock.”) Each share of Series A Convertible Preferred Stock is entitled to the number of votes equal to 41.129815535 shares of Common stock. The holders of the Company’s Common Stock and Series A Convertible Preferred Stock vote as one group in connection with any matter requiring a vote of the stockholders of the Company. The required vote for the adoption of the Amendment is a majority of the issued and outstanding shares of our Voting Stock voting as one group.

On March 7, 2017, the Voting Stockholders, as the holders of record of approximately 62.4% of the outstanding shares of our Voting Stock on such date, executed a written consent adopting, approving and/or ratifying the Corporate Actions. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying Notice of Stockholder Action by Written Consent constitute notice to you of the action by written consent as required by Section 228 of the DGCL. Because we have obtained sufficient stockholder approval of the Corporate Action, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Action may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Action will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the Corporate Action.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the Corporate Action.

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DESCRIPTION OF STOCKHOLDER ACTIONS

Introduction

 On December 31, 2016, the Company entered into a contribution agreement (the “Contribution Agreement”) with iOra Software Limited (“iOra”) and its shareholders, George Syllantavos, as the Company’s representative, and Ramada Holdings Inc., the majority holder of the Company’s Common Stock. Pursuant to the terms of the Contribution Agreement, iOra’s shareholders contributed all of their ownership interests in iOra to the Company in exchange for 6,323,510 shares of Series A Convertible Preferred Stock and the right to acquire an additional 2,966,531 shares of Series A Convertible Preferred Stock, subject to the combined Company achieving certain earn out targets during fiscal year 2017. The Company closed on the Contribution Agreement on February 13, 2017, as reported in our Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission on February 14, 2017. Pursuant to the terms of the Contribution Agreement, each share of Series A Convertible Preferred Stock will automatically convert (the “Conversion”) into 41.129815535 shares of Common Stock upon the Company increasing its number of authorized shares of Common Stock to 450,000,000 shares. Following the Conversion, and pursuant to the terms of the Contribution Agreement, the shares of Common Stock must be split 41.713809523810-for-one so as to allow the Company to reduce the number of shares of Common stock issued and outstanding. Please see the Form 8-K for a more detailed description of the Contribution Agreement, along with the related financial statements of iOra and the pro forma financial statements of the combined entity.

The Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) reflecting the Amendment, which will not be filed until at least twenty days following the date of distribution of this Information Statement, will be effective upon the filing of such Certificate of Amendment, in the form attached hereto as Annex A, with the Secretary of State of Delaware.

Purpose of Corporate Action

The purpose of the Corporate Actions is to fulfill the terms of the Contribution Agreement by allowing for the automatic conversion of the Series A Convertible Preferred Stock into Common Stock in accordance with the terms of the Contribution Agreement.

Vote Required

Section 242 of the DGCL requires the affirmative vote of a majority of the outstanding shares of our Common Stock to approve and adopt the Amendment.

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PROPOSAL 1

Amendment to Certificate of Incorporation to Change Name

Introduction

On February 13, 2017, pursuant to the terms of the Contribution Agreement, the Company effectuated a business combination (the “Business Combination”) with iOra Software Limited, a United Kingdom company (“iOra”), after which time iOra became a subsidiary of BTHC X, Inc. At that time, the Company ceased to be a shell company and its focus shifted to iOra’s business of providing data management and secure transmission software services through a suite of products branded as the Geo-Replicator software and related services. Following the Business Combination, the Board has determined that it is necessary and advisable to change the Company’s name to better reflect its business direction. Thus, on March 7, 2017, the Board approved changing the Company’s name and on March 7, 2017, the Voting Stockholders, who represent a majority of the Company’s Voting Stock, acting by written consent, approved changing the Company’s name to Axtra Technologies, Inc. (the “Name Change”) and the filing of an amendment and restatement to the Certificate of Incorporation to effect the Name Change.

Purpose of the Corporate Action

The purpose of the Name Change is to better reflect the nature of the Company’s business operations subsequent to the Business Combination.

Vote Required

Section 242 of the DGCL requires the affirmative vote of a majority of the outstanding shares of our Common Stock to approve the amendment to the Certificate of Incorporation to effect the Name Change.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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PROPOSAL 2 AND 3

Increase Authorized Shares Proposal

Reverse Split and Reduction in Authorized Shares Proposal

Introduction

On December 31, 2016, the Company, entered into a contribution agreement (the “Contribution Agreement”) with iOra Software Limited (“iOra”) and its shareholders, George Syllantavos, as the Company’s representative, and Ramada Holdings Inc. (“Ramada”), the majority holder of the Company’s Common Stock. Pursuant to the terms of the Contribution Agreement, iOra’s shareholders contributed all of their ownership interests in iOra to the Company in exchange for 6,323,510 shares of Series A Convertible Preferred Stock and the right to acquire an additional 2,966,531 shares of Series A Convertible Preferred Stock, subject to the combined Company achieving certain earn out targets during fiscal year 2017. In addition, Ramada also received a certain number of Series A Preferred Stock upon the closing of the Contribution Agreement, so that there are a total of 10,000,000 shares of Series A Preferred Stock presently outstanding. Each share of Series A Convertible Preferred Stock will automatically convert (the “Conversion”) into 41.129815535 shares of Common Stock upon the Company increasing its number of authorized shares of Common Stock to 450,000,000 shares.

The Series A Convertible Preferred Stock is convertible into a total of approximately 411,298,155 shares of Common Stock.

Following the Conversion, and pursuant to the terms of the Contribution Agreement, the shares of Common Stock must be split 41.713809523810-for-one so as to allow the Company to reduce the number of shares of Common stock issued and outstanding. The Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) reflecting the Amendment, which will not be filed until at least twenty days following the date of distribution of this Information Statement, will be effective upon the filing of such Certificate of Amendment in the form attached as Annex A with the Secretary of State of Delaware.

The Reverse Split will not have any dilutive effect on our stockholders as the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will remain the same.

The total number of authorized shares of Common Stock will be reduced from 450,000,000 shares to 100,000,000 shares following the Reverse Split. The Reverse Split and the reduction in authorized shares of Common Stock will not affect the Company’s preferred stock.

The Reverse Split is not part of a broader plan to take us private.

Purpose of Corporate Action

The purpose of the Corporate Actions is to fulfill the terms of the Contribution Agreement by allowing for the automatic conversion of the Series A Convertible Preferred Stock into Common Stock and complete the Reverse Split in accordance with the terms of the Contribution Agreement. As there will be an excess of authorized but unissued shares of Common Stock outstanding following the required Reverse Split, the Company deems it in the Company’s and the Stockholders’ best interests to simultaneously, although not proportionally, reduce the number of authorized shares of Common Stock to 100,000,000.

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Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split is to fulfil the Company’s obligations under the terms of the Contribution Agreement. Following the Reverse Split, the number of shares held by each individual holder of Common Stock would be reduced and, consequently, this will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. As such, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Effecting the Reverse Split

Upon filing the definitive Information Statement and its distribution to our stockholders, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the Effective Time, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock following the Reverse Split. The Reverse Split will have no effect on the Company’s preferred stock.

Effect of Reverse Split and Reduction in Authorized Shares on Outstanding Common Stock

Upon the Effective Time, the number of shares of Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any deminimis change resulting from the rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split.

The table below sets forth the number of shares of Common Stock outstanding before and after the Reverse Split, based on 417,138,088 shares of common stock outstanding following the increase in authorized shares to 450,000,000 and the resulting automatic conversion of the Series A Convertible Preferred Stock into Common Stock.

	Before Reverse Split	After Reverse Split	After Reduction in Authorized
Authorized	450,000,000	450,000,000	100,000,000
Issued and outstanding	417,138,088	10,000,000	10,000,000
Authorized but unissued	32,861,912	440,000,000	90,000,000

Effect on Registration

Our Common Stock is not currently registered under the Securities Act of 1933, as amended, however we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The proposed Reverse Split will not affect the registration of our Common Stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

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We have 591 holders of record of our Common Stock (although we have significantly more beneficial holders) and 11 holders of record of our Preferred Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

When the Reverse Split is effected, the Certificate of Amendment will concurrently therewith reduce the authorized number of shares of our Common Stock from 450,000,000 to 100,000,000 shares. Thus, following the Reverse Split, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will be reduced in relation to the number of shares of Common Stock outstanding. Furthermore, with 100,000,000 shares of Common Stock authorized following the Reverse Split, the Company will then have 90,000,000 shares of authorized but unissued shares available for issuance. This will improve the Company's financial flexibility with respect to the Company's capital structure by having additional shares for future equity financings or acquisitions. The extra shares of authorized but unissued Common Stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets. Notwithstanding the foregoing, the Company has no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by the Company that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose.

This action will have no effect on the number of shares of preferred stock authorized for issuance.

In accordance with our Certificate of Incorporation and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The authorized Common Stock and preferred stock will not be diluted as a result of the Reverse Split. The Common Stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the filing of the Certificate of Amendment, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately as a result of the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

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Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock or preferred stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock or preferred stock surrendered and the holding period for the Common Stock or preferred stock received should include the holding period for the Common Stock or preferred stock surrendered.

Text of Proposed Certificate of Amendment; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Annex A to this proxy statement. The Certificate of Amendment will become effective upon its filing with the Secretary of State of Delaware.

Dissenters’ Rights of Appraisal

None of Delaware law, our Certificate of Incorporation or our bylaws provides for appraisal or similar rights for dissenting stockholders in connection with any of the proposals set forth herein. Accordingly, our stockholders will have no right to dissent or obtain payment for their shares.

Proposals by Security Holders

No Stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

As stated above, the number of securities held by our officers and directors will be adjusted as a result of the increase in authorized shares and as a result of the reduction in shares pursuant to Proposal No. 2 and as a result of the Reverse Split as described in Proposal No. 3. In connection with the Business Combination, we issued Series A Convertible Preferred Stock to Stocksfield Limited, Lexalytics, Inc., Securities Transfer Corporation, as voting trustee, and Ramada Holdings Inc. (together, the recipients of the Series A Convertible Preferred Stock are referred to as the “Voting Stockholders”). We issued the Series A Convertible Preferred Stock to the Voting Stockholders so that we could timely effectuate the Business Combination. Increasing the number of shares of authorized stock will allow us to issue sufficient shares of Common Stock to holders of the Series A Convertible Preferred Stock that, by its terms, automatically converts into shares of Common Stock, thus increasing the number of authorized shares of Common Stock available for conversion.

Other than the aforementioned interest, we are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to any of the Corporate Actions.

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The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Purpose of Corporate Action

The purpose of the Corporate Actions is to amend the Company’s Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock to allow for the automatic conversion of the Company’s issued and outstanding Series A Convertible Preferred Stock, pursuant to the terms of the Contribution Agreement, and (ii) complete the Reverse Split in accordance with the terms of the Contribution Agreement and reduce the number of authorized shares of Common Stock to better reflect the Company’s future financing plans and corporate initiatives.

Vote Required

Section 242 of the DGCL required the affirmative vote of a majority of the outstanding shares of our Voting Stock to approve and adopt the Amended and Restated Charter.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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PROPOSAL 4

Corporate Governance Proposals

Introduction

In conjunction with effectuating the amendments required of our Certificate of Incorporation pursuant to the terms of the Contribution Agreement, the Board and the majority Stockholders have decided it to be in the best interests of the Company to update various provisions of our Certificate of Incorporation concerning the protection of the rights and interests of the Company’s officers, directors and agents (“Indemnitees”) to the maximum extent allowed under Delaware law (the “Corporate Governance Proposals”). As a result, the following provisions, as summarized below, have been added to Article Ninth of the Company’s amended and restated Certificate of Incorporation:

1.	Advancement of Expenses. The Company shall advance the payment of expenses incurred against any Indemnitee in advance of a final disposition of any matter and such undertaking may be made without reference to the financial ability of the Indemnitee to remake the payment.

2.	Subsequent Amendment. No amendment, termination or repeal of Article Ninth or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to receive indemnification.

3.	Other Rights. The Company may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company.

4.	Reliance. Persons who, after the date of adoption of this provision of the Certificate of Incorporation, become officers, directors or agents of the Company shall be conclusively presumed to have relied on the rights to indemnity and advancement of expenses allowed for in Article Ninth.

5.	Merger or Consolidation. If the Company is merged into or consolidated with another company and is not the surviving entity, the surviving entity shall assume the obligation of the Company under Article Ninth.

6.	Insurance. The Company shall have the power to purchase and maintain directors and officers liability insurance.

7.	Savings Clause. Should Article Ninth or any portion thereof be invalidated on any grounds by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding.

Purpose of the Corporate Action

The purpose of the above Corporate Governance Proposals is to improve the Company’s Certificate of Incorporation so as to better protect the interests of the directors, officers and agents of the Company.

Vote Required

Section 242 of the DGCL requires the affirmative vote of a majority of the outstanding shares of our Common Stock to approve the amendment to Articles of Incorporation adding the Corporate Governance Proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

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Security Ownership of Certain Beneficial Owners and Management

As of March 8, 2017, the Company had 5,839,933 shares of Common Stock issued and outstanding and 10,000,000 shares of Series A Convertible Preferred Stock outstanding. Holders of our Common Stock are entitled to one vote per share and holders of our Series A Convertible Preferred Stock are entitled to 41.129815535 votes per share. The following table sets forth the beneficial ownership of our Voting Stock as of March 8, 2017 by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Voting Stock as of March 8, 2017. The business address for each of the Company’s officers and directors, unless otherwise noted, is 1st Floor, Chapel House, 1-3 Chapel Street, Guildford, Surrey GU1 3UH, England.

	Shares Beneficially Owned (1)(2)(3)
Name and address	Common Stock	Percentage of Common Stock	Preferred Stock	Percentage of Preferred Stock	Percentage of Voting Rights

Stocksfield Limited (4)(6)	--	--	5,691,177	56.91%	56.13%
Lexalytics, Inc. (4)(6)	--	--	632,353	6.32%	6.24%
Securities Transfer Corporation (6)	--	--	2,966,531	29.6%	29.26%
Ramada Holdings, Inc.(7)	3,682,079	63.05%	461,460	4.61%	5.42%
George Syllantavos (7)	3,682,079	63.05%	461,460	4.61%	5.42%
Mark Thompson (4)(6)	--	--	2,845,588	28.45%	28.06%
Michael Fasci (9)	--	--	--	--	--
David L.A Morgan (8)	--	--	--	--	--
Directors and officers as a group (4 persons)	3,682,079	63.05%	3,337,048	33.37%	32.91%

(1)	Based on 5,839,933 shares of Common Stock outstanding and 10,000,000 shares of Series A Convertible Preferred Stock outstanding.

(2)	Each share of Series A Convertible Preferred Stock is convertible into 41.129815535 shares of Common Stock and has voting rights equal to its Common Stock conversion. The Company has no outstanding stock options or warrants.

(3)	Under applicable Commission rules, a person is deemed the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person's economic interest in the security. Under Commission rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(4)	Stocksfield Limited is wholly owned by Stocksfield Holdings Limited, an entity which is 50% owned by Mark Thompson, iOra Software Limited’s Chief Executive Officer, President and Chairman of the Board of Directors. The address of Stocksfield Limited is 1st Floor, Chapel House, 1-3 Chapel Street, Guildford, Surrey GU1 3UH.

(5)	The address for Lexalytics, Inc. is 6th Floor, 320 Congress Street, Boston, MA 02210.

(6)	A total of 2,966,531 shares (the “Voting Trust Shares”) are being held by Securities Transfer Corporation pursuant to a voting trust agreement (the “Voting Trust Agreement”). Under the terms of the Voting Trust Agreement, the Voting Trust Shares will be transferred and released to Stocksfield Limited and Lexalytics, Inc. pursuant to their pro rata interests in the shares upon BTHC successfully achieving certain earn out targets during fiscal 2017. To the extent the earn out targets are not achieved by BTHC, the Voting Trust Shares will be transferred and released to the pre-Closing shareholders of the Company in accordance with the terms Voting Trust Agreement. Mark Thompson, as the Contributor Representative, has voting control over all of the Voting Trust Shares while such shares remain subject to the Voting Trust Agreement.

(7)	Mr. Syllantavos was our Chief Executive Officer, President, Secretary, Treasurer and Director. Following the business combination with iOra, he resigned from his executive positions and remained on as a Director of the Company. Mr. Syllantavos is also the president of Ramada Holdings, Inc. (“Ramada”). The address of each of Ramada and Mr. Syllantavos is 90 Kifissias Avenue, Maroussi 15125, Athens, Greece. Mr. Syllantavos has sole voting and dispositive power over Ramada, and may be deemed to beneficially own the shares of common stock held by Ramada.

(8)	The address for each of Messrs. Thompson and Morgan is c/o iOra Software Limited, 1st Floor, Chapel House, 1-3 Chapel Street, Guildford, Surrey GU1 3UH.

(9)	The address for Mr. Fasci is P.O. Box 500, East Taunton, MA 02718.

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ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and any reports prior to or subsequent to that date. For further information concerning the Contribution Agreement and the business combination between the Company and iOra Software Limited, please see our Current Report on Form 8-K, dated February 14, 2017, reporting on the closing of the transactions.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: P.O. Box 500, East Taunton, MA 02718.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Company at P.O. Box 500, East Taunton, MA 02718, Attn: Michael Fasci. Mr. Fasci will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at P.O. Box 500, East Taunton, MA 02718.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors
/s/ Mark Thompson
Name: Mark Thompson
Title: Chairman of the Board

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Annex A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BTHC X, INC.

a Delaware corporation

BTHC X, Inc., a corporation duly organized and existing under the laws of the State of Delaware and originally incorporated in the State of Delaware, hereby certifies as follows:

A.           The name of the corporation is BTHC X, Inc.

B.           The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 16, 2006.

C.           The Certificate of Incorporation is amended to raise the number of shares of common stock which the corporation has the authority to issue from 40,000,000 to 450,000,000. As such, Article Fourth is hereby amended as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is four hundred sixty million (460,000,000). These shares shall be divided into two classes with four hundred fifty million (450,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

Upon the effectiveness of this Amended Certificate of Incorporation (the “Split Effective Time”) each share of Common Stock issued and outstanding on the date of this filing (including those shares of Common Stock issuable upon the automatic conversion of the Series A Convertible Preferred Stock) shall automatically be converted into a smaller number of shares such that each 41.71380952 shares of issued and outstanding Common Stock immediately prior to the Split Effective Time shall be reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification following the Split Effective Time shall receive a full share of Common stock upon the surrender of such stockholder’s original stock certificate. No stockholders will receive cash in lieu of fractional shares.

D.           This Amended and Restated Certificate of Incorporation is further amended as follows: (i) to change the name of the Corporation to Axtra Technologies, Inc., (ii) to decrease the number of authorized shares of common stock from 450,000,000 to 100,000,000, and (iii) to add provisions to Article Ninth to further clarify and define the powers of the Corporation and of its directors and stockholders.

E.            This Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the Corporation’s Board of Directors in accordance with Sections 141(f), 242 and 245 of the Delaware General Corporation Law (“DGCL”) and by the written consent of the Corporation’s stockholders in accordance with Section 228 of the DGCL.

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F.            The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

FIRST:           The name of the Corporation is Axtra Technologies, Inc. (hereinafter referred to as the “Corporation”).

SECOND:      The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, DE 199904. The name of its registered agent at such address is National Corporate Research, Ltd.

THIRD:          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH:      The Corporation is to have perpetual existence.

FIFTH:           The total number of shares of capital stock the Corporation shall have authority to issue shall be one hundred ten million (110,000,000). These shares shall be divided into two classes with one hundred million (100,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Common Stock. Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The Series A Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock are as follows:

Section 1.     Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock" means the Corporation’s common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Issuance Date” means the initial issuance date of the Series A Convertible Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Securities Act” means the Securities Act of 1933, as amended.

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Section 2.     Designation and Amount; and Rank.

a)        Designation and Amount. The series of preferred stock shall be designated as Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) and the number of shares so designated shall be ten million (10,000,000) shares (which shall not be subject to increase without the consent of a majority of the holders of the Series A Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”).

b)        Rank. All shares of the Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock and any class or series of capital stock of the Corporation hereafter created and not specifically ranking, by its terms, on par with, or senior to, the Series A Convertible Preferred Stock, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Convertible Preferred Stock, provided that a majority of the Holders have consented to the creation of such class or series of capital stock, including the pari passu ranking of such class or series of capital stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Convertible Preferred Stock, provided that a majority of the Holders have consented to the creation of such class or series of capital stock, including the senior ranking of such class or series of capital stock, in each case as to distribution of assets at any time, including but not limited to upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. No other class or series of capital stock of the Corporation, other than the Common Stock, may provide voting rights to the holders thereof, unless a majority of the Holders have consented to the creation of such class or series of capital stock, including the voting rights of such class or series of capital stock.

Section 3.     Voting Rights. The Holder of each share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Corporation, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall vote with the Common Stock, on an as converted basis. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

Section 4.     Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Convertible Preferred Stock, an amount equal to the amount that such share of Series A Convertible Preferred Stock would be entitled to if it was converted into Common Stock immediately prior to such Liquidation (the “Liquidation Preference”) before any distribution or payment shall be made to the holders of any other class or series of stock of the Corporation that ranks junior to the Series A Convertible Preferred Stock, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder and the Holders shall be entitled to convert their shares of Series A Convertible Preferred Stock into Common Stock pursuant to Section 5 hereof at any time prior to the consummation of a Liquidation.

Section 5.     Conversion.

a)        Mandatory Conversion. At such time as the Corporation files an amendment (“Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware effecting an increase in the authorized shares of the Common Stock to 450,000,000 (the “Increased Authorization”), then upon the filing and acceptance of the Amendment, whether by amendment or restatement, the applicable portion of the outstanding shares of Series A Convertible Preferred Stock will immediately and automatically convert into shares of Common Stock without any notice or action required on the part of the Corporation or the Holder (each a “Mandatory Conversion”). At the consummation of a Mandatory Conversion, the Holders of Series A Convertible Preferred Stock will be entitled to receive Common Stock at the conversion rate of 41.129815535 shares of fully paid and non-assessable Common Stock for each share of Series A Convertible Preferred Stock (“Conversion Rate”), subject to adjustment as provided below. Notwithstanding the foregoing, fractional shares will not be permitted and any fractional shares resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

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b)        Obligation; Penalty. The Corporation agrees that it shall in good faith, at such time as determined by the Board of Directors, take any and all such corporate action as may, in the opinion of its counsel, be necessary to effect the Increased Authorization, and to expeditiously effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock to shares of Common Stock, including, without limitation, using its reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation to achieve the foregoing.

c)        Conversion Procedure. The Corporation shall use commercially reasonable efforts to issue or cause its transfer agent to issue the Common Stock issuable upon a Mandatory Conversion as soon as practicable after such Mandatory Conversion. The Corporation shall bear the cost associated with the issuance of the Common Stock issuable upon a Mandatory Conversion. The Common Stock issuable upon a Mandatory Conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock issuable upon a Mandatory Conversion shall be issued in the same name as the Holder of the Series A Convertible Preferred Stock unless, in the opinion of counsel to the Corporation, a change of name and such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so recorded and other securities issuable upon a Mandatory Conversion shall be treated as a common stockholder of the Corporation at the close of business on the date of such Mandatory Conversion. The certificates representing the Series A Convertible Preferred Stock converted in a Mandatory Conversion shall be automatically cancelled, on the date of such Mandatory Conversion.

d)       Transfer Taxes. The issuance of certificates for shares of Common Stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Convertible Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e)       Notwithstanding anything else herein to the contrary, the provisions of Section 5(a) and 5(c) may not be amended without the approval of all of the outstanding shares of Series A Convertible Preferred Stock,

Section 6.      Certain Adjustments.

a)        Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Convertible Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A Convertible Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Holders shall receive, upon conversion, the number of shares of Common Stock such Holder would have been entitled to receive assuming such Holder converted such Series A Convertible Preferred Stock immediately prior to the applicable event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)        Pro Rata Distributions. If the Corporation, at any time while Series A Convertible Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case, the Holders shall receive, upon conversion, the number of shares of Common Stock or other property such Holder would have been entitled to receive assuming such Holder converted such Series A Convertible Preferred Stock immediately prior to the applicable event. The adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)        Calculations. All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)        Notice to Holders; Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to this Section 6 or Section 5(b), the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 7.       Miscellaneous.

a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, by electronic mail (email) or sent by a nationally recognized overnight courier service, addressed to the Corporation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, electronic mail (email), or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number, electronic mail (email) address or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number, electronic mail (email) address, or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified, or electronic mail (email) at the electronic mail (email) address specified prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified or electronic mail (email) at the electronic mail (email) address specified later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given

b)       Lost or Mutilated Series A Convertible Preferred Stock Certificate. If a Holder’s Series A Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Convertible Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

c)       Transfer and Assignment. The rights of each Holder hereunder shall be automatically assignable by each Holder to any Person (other than a known competitor of the Corporation) of all or a portion of the Series A Convertible Preferred Stock if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Corporation within a reasonable time after such assignment, (ii) the Corporation is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the number of shares of Preferred Stock with respect to which are being transferred or assigned, and (iii) following such transfer or assignment the further disposition of such Series A Convertible Preferred Stock is restricted under the Securities Act and applicable state securities laws. The rights to transfer and assign the Series A Convertible Preferred Stock shall apply to the Holders and their successors and assigns.

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d)       Return of Status as Authorized Shares. Upon a Mandatory Conversion or any other extinguishment of the Series A Convertible Preferred Stock, the shares converted or extinguished will be automatically returned to the status of authorized and unissued shares of Preferred Stock, available for future designation and issuance pursuant to the terms of the Certificate of Incorporation.

SIXTH:         The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

SEVENTH:   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH:      The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

NINTH:         The Corporation shall, to the maximum extent permitted under the DGCL and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

1. Advance of Expenses. Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

2. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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3. Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

4. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

5. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the DGCL.

7. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

TENTH:       The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have the power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

1. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable. The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power to do so in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

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2. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

3. Tender Offer. The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business. In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

ELEVENTH: To the extent allowed by the DGCL, the Corporation expressly elects not to be governed by Section 203 of the DGCL.

TWELFTH:   The Board of Directors shall consist of between three and 10 directors, as determined by the Board of Directors in accordance with the Corporation’s bylaws, with each director serving for a term of one year or until the next annual meeting or until his or her successor is duly elected and qualified. The number of directors will be determined in accordance with the bylaws of the Corporation.

IN WITNESS WHEREOF, Axtra Technologies, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman of the board, Chief Executive Officer and President this [**]th day of [****], 2017.

Axtra Technologies, Inc.
By:
Name: Title:

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